Exhibit 99.1

NEWS RELEASE
CALIFORNIA WATER SERVICE GROUP

	1720 North First Street San Jose, CA 95112-4598	July 14, 2008 For Immediate Release

Contact:	Marty Kropelnicki (408) 367-8200 (analysts) Shannon Dean (310) 257-1435 (media)
CALIFORNIA PUBLIC UTILITIES COMMISSION ISSUES DECISION ON
CALIFORNIA WATER SERVICE COMPANY’S 2007 GENERAL RATE CASE

     SAN JOSE, CA — At its meeting on July 10, the California Public Utilities Commission (CPUC) approved a settlement between the CPUC’s Division of Ratepayer Advocates and California Water Service Company (Cal Water), the largest subsidiary of California Water Service Group (NYSE : CWT), authorizing rate increases in eight Cal Water districts.
     The decision authorizes rate increases totaling $33.4 million for operating districts in Chico, East Los Angeles, Livermore, Los Altos, Mid-Peninsula (San Carlos and San Mateo), Salinas, Stockton, and Visalia. The decision also allows Cal Water to receive other rate relief, including recognition of increased system-wide costs such as healthcare, water quality requirements, and infrastructure. A copy of the full decision may be obtained at the CPUC’s web site at www.cpuc.ca.gov.

     In its decision, the CPUC notes, “we are not unmindful of the impact the increases will have on customers, but we are also concerned that the infrastructure of water utilities we regulate, including Cal Water’s, is aging and will require significant infrastructure planning and investment in future years.”
     California Water Service Group is the parent company of California Water Service Company, Washington Water Service Company, New Mexico Water Service Company, Hawaii Water Service Company, Inc., and CWS Utility Services. Together these companies provide regulated and non-regulated water service to nearly 2 million people in 100 California, Washington, New Mexico, and Hawaii communities. Group’s common stock trades on the New York Stock Exchange under the symbol “CWT”.
     This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about the Company, the water utility industry and general economic conditions. Such words as expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: governmental and regulatory commissions’ decisions; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; new legislation; electric power interruptions; increases in suppliers’ prices and the availability of supplies including water and power; fluctuations in interest rates; changes in environmental compliance and water quality requirements; acquisitions and our ability to successfully integrate acquired companies; the ability to successfully implement business plans; changes in customer water use patterns; the impact of weather on water sales and operating results; access to sufficient capital on satisfactory terms; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; the involvement of the United States in war or other hostilities; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). The Company assumes no obligation to provide public updates of forward-looking statements.
     Additional information is available at our Web site at www.calwatergroup.com.
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Source: California Water Service Group